STOCK REPURCHASE AGREEMENT

This Stock Repurchase Agreement (this “Agreement”) is made and entered into effective as of December 12, 2007, by and between Red Carpet Entertainment, Inc., a Nevada corporation (the “Company”), and Christopher Johnson and Lissa Johnson (collectively, the “Stockholder”).

WHEREAS, the Stockholder is the record and beneficial owner of a total of 20,707,500 shares (the “Shares”) of the Company’s common stock (post- 8.25-for-1 forward stock split), par value $0.001 per share (the “Common Stock”);

WHEREAS, the Board of Directors of the Company has approved a proposed short-form merger agreement (the “Other Agreement”), pursuant to which the Company shall merge with its wholly-owned subsidiary, which Venture Beverage Company, a Nevada corporation, previously merged into; and

WHEREAS, the Stockholder desires to sell to the Company and the Company desires to purchase from Stockholder all of the Shares for an aggregate purchase price of Sixty Thousand U.S. Dollars (US$60,000.00) (the “Purchase Price”).

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements set forth herein, the parties hereto agree as follows:

1. Purchase of Shares. Upon the terms and subject to the conditions set forth in this Agreement, at Closing, Stockholder shall sell, transfer and deliver to the Company, and the Company shall purchase and accept from Stockholder, all of the Shares, free and clear of any and all charges, mortgages, pledges, security interests, restrictions, claims, liens, encumbrances or exceptions to title of any kind (collectively, “Liens”). At the Closing, Stockholder shall deliver to the Company the certificate or certificates representing the Shares, duly executed for transfer, or accompanied by stock powers duly executed in blank (with a medallion guarantee or such other evidence of signature as the Company’s transfer agent may require) transferring the Shares to the Company.

2. Payment of Purchase Price. At the Closing, the Company shall pay to Stockholder the Purchase Price in good and immediately available funds.

3. Closing. Subject to the satisfaction or waiver of the conditions set forth in Section 5 of this Agreement (other than conditions with respect to actions to be taken at the Closing), the consummation of the transactions contemplated hereby (the “Closing”) shall take place at the offices of the Company or at such other place as the parties may mutually agree, simultaneously with the consummation of the transactions contemplated by the Other Agreement or such other date as the parties may mutually agree (the “Closing Date”).

4. Representations of Stockholder. The Stockholder represents and warrants to the Company, as of the date hereof and the Closing Date, that:

a. Stockholder has the legal capacity to execute, deliver and perform her obligations under this Agreement. This Agreement has been duly executed and delivered by Stockholder and is a valid and legally binding agreement of Stockholder enforceable against her in accordance with its terms.

b. Stockholder is the sole holder of record of the Shares, and is the beneficial owner of the Shares, free and clear of all Liens, and there exists no restriction on the transfer of the Shares to the Company. Stockholder shall deliver to the Company at Closing good and marketable title to the Shares free and clear of all Liens.

c. Stockholder is not the record or beneficial holder of any shares of Common Stock other than the Shares.

d. No action has been taken by Stockholder that would give rise to a claim against the Company for a brokerage commission, finder’s fee or other like payment with respect to the transactions contemplated by this Agreement.

5. Conditions to Closing.

a. The obligations of Stockholder at Closing are subject to her receipt of the Purchase Price for the Shares.

b. The obligations of the Company at Closing are subject to its receipt of the certificate or certificates evidencing the Shares, duly endorsed in blank or accompanied by duly executed stock powers, with a medallion guarantee or such other evidence of signature as the Company’s transfer agent may require.

6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada without regard to conflict-of-laws rules.

7. Undertakings. Each of Stockholder and the Company hereby agrees to take whatever additional action and execute whatever additional documents may be reasonably necessary or advisable in order to carry out or effect one or more of the provisions of this Agreement, including a change by the Company of its corporate name.

8. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties have executed this Stock Repurchase Agreement as of the day and year first indicated above.

/s/ Christopher Johnson
Christopher Johnson

/s/ Lissa Johnson
Lissa Johnson

RED CARPET ENTERTAINMENT, INC., a Nevada corporation

By:	/s/ Christopher Johnson
Christopher Johnson,
President